Exhibit 99.1

Daseke Appoints Chief Operating Officer and Confirms Previously Announced Executive Leadership Transition

Addison, Texas – June 1, 2023 – Daseke, Inc. (NASDAQ: DSKE) (“Daseke” or the “Company”), a premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets, yesterday appointed Scott Hoppe, as Executive Vice President and Chief Operating Officer, effective June 1, 2023. Mr. Hoppe succeeds Rick Williams, who retired from the Company effective today.

For additional information, please refer to the Company’s March 3, 2023, press release entitled “Daseke Announces Chief Operating Officer Transition” or the Form 8-K published today, both of which are found on the Investor portion of Daseke’s website.

About Daseke, Inc.

Daseke, Inc. is the premier North American transportation solutions specialist dedicated to servicing challenging industrial end-markets. Daseke offers comprehensive, best-in-class services to a diversified portfolio of many of North America’s most respected industrial shippers. For more information, please visit www.daseke.com.

For more information, please contact:

Investor Relations:

Adrianne D. Griffin

Vice President, Investor Relations and Treasurer

(469) 626-6980

investors@daseke.com